                                                                    EXHIBIT 99.2

[LOGO] ProxyMed

                                                            Company News Release

                              FOR IMMEDIATE RELEASE

IMPORTANT NOTE: ProxyMed's live teleconference call to discuss its third quarter 2002 results and outlook for the fourth quarter of 2002 is accessible by calling 1-800-915-4836 beginning at 10:00 a.m. Eastern Daylight Time on Thursday, October 24, 2002 and will be simultaneously broadcast on the Internet at www.proxymed.com. Replays of the teleconference call will be available at www.proxymed.com after 1:00 p.m. EDT on October 24th.

Contact:
Judson E. Schmid
Chief Financial Officer
(954) 473-1001, ext. 353
investorrelations@proxymed.com

          PROXYMED REPORTS THIRD QUARTER 2002 RESULTS INCLUDING REVENUE
                OF $12.9 MILLION AND EARNINGS PER SHARE OF $0.11

         Fort Lauderdale, Florida (Business Wire) October 23, 2002 - ProxyMed, Inc. (Nasdaq: PILL), a leading provider of physician healthcare transaction processing services, today reported operating results for its third quarter of 2002.

         ProxyMed reported revenues of $12.9 million for the third quarter, an increase of 8% compared to revenues of $11.9 million for the same period of 2001. For the nine months ended September 30, 2002, revenues were $37.0 million, an increase of 21% compared to revenues of $30.5 million for the nine months ended September 30, 2001.

         For the third quarter of 2002, net income applicable to common shareholders and diluted earnings per share were $0.7 million and $0.11, respectively, compared to a net loss of $4.3 million and diluted net loss per share of $1.85 for the third quarter of 2001. Diluted weighted average shares outstanding for the quarters ended September 30, 2002 and 2001 were 6,785,096 and 2,339,700, respectively.

         Included in the results for the third quarter of 2002 is a favorable settlement of a contract dispute in the Company's Laboratory Communication Solution segment for $264,500, or $0.04 per diluted share.

         For the nine months ended September 30, 2002, net income applicable to common shareholders and diluted earnings per share were $0.6 million and $0.10, respectively, compared to a net loss of $14.3 million and diluted net loss per share of $8.04 for the nine months ended September 30, 2001. Diluted weighted average shares outstanding for the nine months ended September 30, 2002 and 2001 were 6,282,258 and 1,783,637, respectively.

         Additionally, for the third quarter of 2002, the Company's profit before interest, taxes, depreciation and amortization (EBITDA) increased 42% to $1.1 million, compared to $0.8 million a year ago. For the nine months ended September 30, 2002, the Company's EBITDA increased 316% to $2.6 million, compared to $0.6 million for the same period in 2001.

         Judson E. Schmid, ProxyMed's chief financial officer said, "With our second straight quarter of positive EPS, we remain encouraged with our progress so far this year. Our focus on driving higher EBITDA margins from our core business resulted in our best quarter ever, with an overall EBITDA margin of 8.3%. This increase was fueled by a 4% growth rate in core financial transactions over last quarter (excluding encounters) as well as from transactions from our acquisitions in the quarter, together driving an 8% growth in transaction revenues. This operational progress is supported by a strong balance sheet, with no debt and over $24 million in cash."

Operating Highlights:

     Corporate
     . Appointed Kevin McNamara, former Chief Financial Officer of Envoy Corporation, to ProxyMed's Board of Directors.
     .    Research coverage initiated by Thomas Weisel Partners.
     .    Added to the Russell 3000 and 2000 Indexes.

     Electronic Healthcare Transaction Processing
     . Processed 29.2 million total financial and clinical transactions through ProxyNet(R), ProxyMed's secure, proprietary, national healthcare information network, representing an increase of 24% over the same quarter last year.
     . Signed a national connectivity services agreement with Aetna on July 1 to provide claims processing and other transaction processing services.
     . Signed a national pharmacy connectivity agreement with Rite Aid to provide end-to-end electronic prescribing capabilities to Rite Aid's 3,500 locations.
     .    Added 5 new payers and 17 strategic partners.
     .    Added 2,900 physicians representing over 6,400 services sold.

     Laboratory Communication Solutions
     .    Added 24 new accounts.
     . Enrolled over 330 physician offices for our FleetWatch(SM) monitoring service.

Acquisitions:

In addition to these operating events, ProxyMed also made two acquisitions during the quarter:

..    Acquired substantially all of the assets of MDIP, Inc., a provider of hospital claims processing services, for $2.4 million cash in August.
..    Acquired over 1,100 customers, contracts and the revenue base from
     Claimsnet.com, Inc. for $700,000 cash in September.

     These acquisitions were accretive to ProxyMed's Electronic Healthcare Transaction Processing operating results for the third quarter, adding 1,216,000 transactions, combined revenues of $322,900, and EBITDA of $47,100. Amortization expense related to intangible assets purchased in these acquisitions was $48,200 for the quarter.

     "We made two significant steps during the quarter to expand our products and services and to increase the number of services used by our physician and payer customers. With Aetna now in national production, we send over 95% of our physician volume directly to one of our direct connected payers, providing a high quality end-to-end experience. And for our payer customers, the acquisition of MDIP in August added the capability for hospital and dental processing services, allowing us to provide "one-stop shopping" for provider connectivity," said Michael K. Hoover, ProxyMed's chairman and chief executive officer. "In addition, we strengthened our corporate leadership by welcoming Kevin McNamara to our Board of Directors. Kevin brings to our company industry experience that will be invaluable in helping us achieve our future success."

Quarterly Statistics:

     In order to increase transparency to the marketplace, ProxyMed will now provide on a quarterly basis the following additional transaction and operational information:

     ----------------------------------------------------------------------------------------------------
                  Description                                Q/E 9/30/02      Q/E 6/30/02     Q/E 9/30/01
     ----------------------------------------------------------------------------------------------------
     Core transactions (excluding encounters)                 21,995,800       21,156,000      16,724,200

     Acquired transactions (from 2002 acquisitions)            1,216,000              N/A             N/A

     Encounters                                                5,977,400        7,297,600       6,870,700
                                                              ----------       ----------      ----------

              Total transactions                              29,189,200       28,453,600      23,594,900
                                                              ==========       ==========      ==========


     Number of direct physicians                                  70,000           63,800          60,000

     Number of indirect physicians                                56,250           46,750          40,000

     Number of services utilized per physician                      2.05             2.04            1.30

About ProxyMed - Where Healthcare Connects(TM)

ProxyMed solves the business problems of physician offices every day by automating their financial, administrative and clinical transactions with healthcare institutions. To facilitate these services, ProxyMed operates ProxyNet(R), its secure, proprietary national electronic information network, which provides physicians and other healthcare providers with direct connectivity to one of the industry's largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories. ProxyMed exceeds customer expectations through our expertise, proven methodologies and dedication to service excellence.

Safe Harbor Statement

Note: This press release contains forward-looking statements that reflect our current assumptions and expectations regarding future events. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, the soundness of our business strategies relative to the perceived market opportunities; our ability to identify suitable acquisition candidates; our ability to successfully integrate any future acquisitions; our ability to successfully develop, market, sell, cross-sell, install and upgrade our clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; our ability to compete effectively on price and support services; our assessment of the healthcare industry's need, desire and ability to become technology efficient; and our ability and that of our business associates to comply with various government rules regarding healthcare and patient privacy. These and other risk factors are more fully discussed in the Risk Factors disclosure in our Form 10-K for the year ended December 31, 2001 and our other filings with the Securities and Exchange Commission, which we strongly urge you to read. We expressly disclaim any intent or obligation to update any forward-looking statements. When used, the words "believes," "estimated," "expects," "anticipates," "may" and similar expressions are intended to identify forward-looking statements.

More information on ProxyMed is available on its home page at www.proxymed.com.

                         PROXYMED, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations (unaudited)

                                                                Three Months Ended September 30,   Nine Months Ended September 30,
                                                                --------------------------------   -------------------------------
                                                                    2002                2001           2002               2001
                                                                ------------        ------------   ------------       ------------
Revenues                                                        $ 12,858,100        $ 11,851,000   $ 36,988,200       $ 30,457,100
                                                                ------------        ------------   ------------       ------------

Costs and expenses:
     Cost of sales                                                 5,896,900           5,863,300     17,060,700         13,910,700
     Selling, general and administrative expenses                  5,893,100           5,233,400     17,327,300         15,921,100
     Operating depreciation and amortization (1)                     505,300             427,100      1,458,700          1,304,200
                                                                ------------        ------------   ------------       ------------
       Total operating costs and expenses (1)                     12,295,300          11,523,800     35,846,700         31,136,000
                                                                ------------        ------------   ------------       ------------

       Operating income (loss), as adjusted (1)                      562,800             327,200      1,141,500           (678,900)

Acquisition-related amortization charges                            (239,200)           (992,800)      (438,300)        (5,417,900)
Litigation settlement, net                                           264,500                   -        264,500                  -
Interest income (expense), net                                       136,000             (90,700)       250,800            (20,100)
                                                                ------------        ------------   ------------       ------------

       Net income (loss)                                             724,100            (756,300)     1,218,500         (6,116,900)

Deemed dividends and other charges                                         -           3,563,000        611,700          8,219,400
                                                                ------------        ------------   ------------       ------------

       Net income (loss) applicable to common shareholders      $    724,100        $ (4,319,300)  $    606,800       $(14,336,300)
                                                                ============        ============   ============       ============

Diluted earnings (loss) per share:                              $       0.11        $      (1.85)  $       0.10       $      (8.04)
                                                                ============        ============   ============       ============

Diluted weighted average shares outstanding                        6,785,096           2,339,700      6,282,258          1,783,637
                                                                ============        ============   ============       ============

EBITDA (2)                                                      $  1,068,100        $    754,300   $  2,600,200       $    625,300
                                                                ============        ============   ============       ============


(1) Excludes acquisition-related amortization charges related to goodwill and other intangibles.
      Amortization of goodwill ceased as of January 1, 2002 under FAS No. 142.
(2) EBITDA is a metric that ProxyMed believes is a meaningful measurement of operating performance.
      The calculation of EBITDA has no basis in Generally Accepted Accounting Principles.

                         PROXYMED, INC. AND SUBSIDIARIES
                         Segment Information (unaudited)

                                                    Three Months Ended September 30,    Nine Months Ended September 30,
                                                    --------------------------------    -------------------------------
                                                         2002              2001              2002             2001
                                                    --------------    --------------    -------------    --------------
Revenues:
     Electronic healthcare transaction processing   $    5,735,400    $    4,726,200    $  16,345,000    $   11,533,600
     Laboratory communication solutions                  7,122,700         7,124,800       20,643,200        18,923,500
                                                    --------------    --------------    -------------    --------------
                                                    $   12,858,100    $   11,851,000    $  36,988,200    $   30,457,100
                                                    ==============    ==============    =============    ==============

Cost of sales:
     Electronic healthcare transaction processing   $    2,250,000    $    1,964,000    $   6,449,200    $    4,249,900
     Laboratory communication solutions                  3,646,900         3,899,300       10,611,500         9,660,800
                                                    --------------    --------------    -------------    --------------
                                                    $    5,896,900    $    5,863,300    $  17,060,700    $   13,910,700
                                                    ==============    ==============    =============    ==============

Selling, general and administrative expenses:
     Electronic healthcare transaction processing   $    2,864,800    $    2,555,500    $   8,498,600    $    7,440,000
     Laboratory communication solutions                  2,400,400         2,067,900        6,915,000         5,959,700
     Corporate                                             627,900           610,000        1,913,700         2,521,400
                                                    --------------    --------------    -------------    --------------
                                                    $    5,893,100    $    5,233,400    $  17,327,300    $   15,921,100
                                                    ==============    ==============    =============    ==============

Depreciation and amortization:
     Electronic healthcare transaction processing   $      416,500    $    1,221,300    $   1,144,200    $    6,052,100
     Laboratory communication solutions                    277,400           136,800          601,100           402,700
     Corporate                                              50,600            61,800          151,700           267,300
                                                    --------------    --------------    -------------    --------------
                                                    $      744,500    $    1,419,900    $   1,897,000    $    6,722,100
                                                    ==============    ==============    =============    ==============

Operating income (loss):
     Electronic healthcare transaction processing   $      204,100    $   (1,014,600)   $     253,000    $   (6,208,400)
     Laboratory communication solutions                    798,000         1,020,800        2,515,600         2,900,300
     Corporate                                            (678,500)         (671,800)      (2,065,400)       (2,788,700)
                                                    --------------    --------------    -------------    --------------
                                                    $      323,600    $     (665,600)   $     703,200    $   (6,096,800)
                                                    ==============    ==============    =============    ==============

EBITDA:
     Electronic healthcare transaction processing   $      620,600    $      206,700    $   1,397,200    $     (156,300)
     Laboratory communication solutions                  1,075,400         1,157,600        3,116,700         3,303,000
     Corporate                                            (627,900)         (610,000)      (1,913,700)       (2,521,400)
                                                    --------------    --------------    -------------    --------------
                                                    $    1,068,100    $      754,300    $   2,600,200    $      625,300
                                                    ==============    ==============    =============    ==============

                         PROXYMED, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheet (unaudited)

                                                                             September 30,    December 31,
                                                 Assets                          2002            2001
                                                 ------                          ----            ----
Current assets:
    Cash and cash equivalents                                                  24,052,300       12,601,000
    Accounts receivable - trade, net                                            7,675,200        5,588,800
    Notes and other receivables                                                   193,900           88,800
    Inventory                                                                   2,979,400        3,351,100
    Other current assets                                                          514,700          330,600
                                                                            -------------    -------------
       Total current assets                                                    35,415,500       21,960,300
Property and equipment, net                                                     4,247,100        3,831,700
Goodwill, net                                                                  10,480,000        7,960,400
Purchased technology, capitalized software and other intangibles, net           5,741,900        2,075,800
Other assets                                                                      252,100           53,300
                                                                            -------------    -------------

       Total assets                                                         $  56,136,600    $  35,881,500
                                                                            =============    =============

                                  Liabilities and Stockholders' Equity
                                  ------------------------------------

Current liabilities:
    Note payable                                                            $           -    $   7,000,000
    Accounts payable and accrued expenses                                       5,870,400        5,344,600
    Deferred revenue and other current liabilities                                405,800          222,300
                                                                            -------------    -------------
       Total current liabilities                                                6,276,200       12,566,900
Long-term deferred revenue and other long-term liabilities                        307,400          442,100
                                                                            -------------    -------------
       Total liabilities                                                        6,583,600       13,009,000
                                                                            -------------    -------------

Stockholders' equity:
    Series C 7% Convertible preferred stock                                             -              300
    Common stock                                                                    6,700            4,900
    Additional paid-in capital                                                145,737,000      120,276,500
    Accumulated deficit                                                       (96,004,800)     (97,223,300)
    Note receivable from stockholder                                             (185,900)        (185,900)
                                                                            -------------    -------------
       Total stockholders' equity                                              49,553,000       22,872,500
                                                                            -------------    -------------

       Total liabilities and stockholders' equity                           $  56,136,600    $  35,881,500
                                                                            =============    =============

                         PROXYMED, INC. AND SUBSIDIARIES
                Consolidated Statement of Cash Flows (unaudited)

                                                                Nine Months Ended September 30,
                                                                -------------------------------
                                                                     2002              2001
                                                                     -----             ----
Cash flows from operating activities:
    Net income (loss)                                           $  1,218,500      $ (6,116,900)
    Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
          Depreciation and amortization                            1,897,000         6,722,100
          Provision for doubtful accounts                              6,800            54,000
          Provision for obsolete inventory                           112,500            24,200
          Compensatory stock options and warrants                          -           433,300
          Changes in assets and liabilities, net of
             effect of acquisitions and dispositions:
               Accounts and other receivables                     (1,880,100)         (807,800)
               Inventory                                             413,200        (1,119,200)
               Prepaid expenses                                     (168,400)         (166,900)
               Accounts payable and accrued expenses                (235,900)        1,689,400
               Deferred revenue                                       83,800          (129,800)
               Other, net                                            (47,700)          (52,100)
                                                                ------------      ------------
       Net cash provided by operating activities                   1,399,700           530,300
                                                                ------------      ------------

Cash flows from investing activities:
    Acquisition of businesses, net of cash acquired               (5,270,600)       (3,000,000)
    Acquisition of assets                                           (700,000)                -
    Short term investments                                       (15,000,000)       (3,000,000)
    Redemption of short term investments                          15,000,000         3,000,000
    Capital expenditures                                          (1,395,400)         (783,800)
    Capitalized software                                            (276,600)                -
    Payments for acquisition-related costs                           (23,000)          (42,400)
                                                                ------------      ------------
       Net cash used in investing activities                      (7,665,600)       (3,826,200)
                                                                ------------      ------------

Cash flows from financing activities:
    Proceeds from stock offering, net                             24,886,100                 -
    Payment of note payable related to acquisition of business    (7,000,000)                -
    Dividends on preferred stock                                           -            (4,900)
    Collections on notes receivable                                   18,300            34,200
    Payment of notes payable, capital leases and long-term debt     (187,200)         (126,200)
                                                                ------------      ------------
       Net cash provided by (used in) financing activities        17,717,200           (96,900)
                                                                ------------      ------------

Net increase (decrease) in cash and cash equivalents              11,451,300        (3,392,800)
Cash and cash equivalents at beginning of period                  12,601,000         8,841,100
                                                                ------------      ------------
Cash and cash equivalents at end of period                      $ 24,052,300      $  5,448,300
                                                                ============      ============